REGISTRATION RIGHTS AGREEMENT
     This REGISTRATION RIGHTS AGREEMENT, dated June 18, 2007 (the “Agreement”), is entered into by and among Weatherford International, Inc. (the “Company”), Weatherford International Ltd. (the “Guarantor”), and Morgan Stanley & Co. Incorporated, Deutsche Bank Securities Inc., and UBS Securities LLC, as representatives of the several initial purchasers (the “Initial Purchasers”) listed on Schedule I to the Purchase Agreement, dated June 13, 2007 (the “Purchase Agreement”). The Purchase Agreement provides for the sale by the Company to the Initial Purchasers of $1,500,000,000 aggregate principal amount of the Securities (as defined below). As an inducement to the Initial Purchasers to enter into the Purchase Agreement, the Company and the Guarantor have agreed to provide to the Initial Purchasers and their direct and indirect transferees the registration rights set forth in this Agreement. The execution and delivery of this Agreement is a condition to the closing under the Purchase Agreement.
     In consideration of the foregoing, the parties hereto agree as follows:
     1. Definitions. As used in this Agreement, the following terms shall have the following meanings:
     “Business Day” shall mean any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed.
     “Company” shall have the meaning set forth in the Preamble and shall also include the Company’s successors.
     “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.
     “Exchange Dates” shall have the meaning set forth in Section 2(a)(ii) hereof.
     “Exchange Offer” shall mean the exchange offer by the Company of Exchange Securities for Registrable Securities pursuant to Section 2(a) hereof.
     “Exchange Offer Registration” shall mean the registration of the Securities under the Securities Act, effected pursuant to Section 2(a) hereof.
     “Exchange Offer Registration Statement” shall mean an exchange offer registration statement on Form S-4 (or, if applicable, on another appropriate form) and all amendments and supplements to such registration statement, in each case including, but not limited to, the Prospectus contained therein or deemed a part thereof, all exhibits thereto and any document incorporated by reference therein.
     “Exchange Securities” shall mean notes issued by the Company and Guarantees issued by the Guarantor under the Indenture, containing terms identical to the Securities (except that the Exchange Securities will not be subject to restrictions on transfer or to any increase in annual interest rate for failure to comply with this Agreement), to be offered to Holders of Registrable Securities pursuant to the Exchange Offer.
     “Free Writing Prospectus” means each free writing prospectus (as defined in Rule 405 under the Securities Act) prepared by or on behalf of the Company and the Guarantor or used or referred to by the Company or the Guarantor in connection with the sale of the Securities or Exchange Securities.
     “Guarantee” shall have the meaning set forth in the definition of Securities.
     “Guarantor” shall have the meaning set forth in the Preamble.
     “Holders” shall mean the Initial Purchasers, for so long as they own any Registrable Securities, and each of their successors, assigns and direct and indirect transferees who become owners of Registrable Securities under the Indenture; provided that, for purposes of Sections 4 and 5 of this Agreement, the term “Holders” shall include Participating Broker-Dealers.
     “Indemnified Person” shall have the meaning set forth in Section 5(c) hereof.
     “Indemnifying Person” shall have the meaning set forth in Section 5(c) hereof.
     “Indenture” shall mean the Indenture, dated as of June 18, 2007, between the Company, the Guarantor and Deutsche Bank Trust Company Americas, as trustee, as the same may be amended or supplemented from time to time in accordance with the terms thereof.
     “Initial Purchasers” shall have the meaning set forth in the preamble.
     “Issuer Information” shall have the meaning set forth in Section 5(a) hereof.
     “Majority Holders” shall mean the Holders of a majority of the aggregate principal amount of the outstanding Registrable Securities; provided that whenever the consent or approval of Holders of a specified percentage of Registrable Securities is required hereunder, any Registrable Securities owned directly or indirectly by the Company or any of its subsidiaries shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage or amount; and provided, further, that if the Company shall issue any additional Securities under the Indenture prior to consummation of the Exchange Offer or, if applicable, the effectiveness of any Shelf Registration Statement, such additional Securities and the Registrable Securities to which this Agreement relates shall be treated together as one class for purposes of determining whether the consent or approval of Holders of a specified percentage of Registrable Securities has been obtained.
     “Participating Broker-Dealer” shall have the meaning set forth in Section 4(a) hereof.
     “Person” shall mean an individual, partnership, limited liability company, corporation, trust or unincorporated organization, or a government or agency or political subdivision thereof.
     “Prospectus” shall mean the prospectus included in, or, pursuant to the rules and regulations of the Securities Act, deemed a part of, a Registration Statement, including any preliminary prospectus, and any such prospectus, as amended or supplemented by a prospectus supplement, including a prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by a Shelf Registration Statement, and by all other amendments and supplements to such prospectus, in each case including any document incorporated by reference therein.
     “Purchase Agreement” shall have the meaning set forth in the Preamble.
     “Registrable Securities” shall mean the Securities; provided that the Securities shall cease to be Registrable Securities upon the earliest to occur of (a) the date on which such Securities are exchanged in the Exchange Offer and entitled to be resold to the public by the Holder thereof without complying with the prospectus delivery requirements of the Securities Act, (b) the date on which such Securities have been effectively registered under the Securities Act and disposed of in accordance with a Shelf Registration Statement, (c) the date on which such Securities are distributed to the public pursuant to Rule 144 without restriction or are saleable pursuant to Rule 144(k) under the Securities Act and (d) the date when such Securities cease to be outstanding.
     “Registration Expenses” shall mean any and all expenses incident to performance of or compliance by the Company or Guarantor with this Agreement, including without limitation: (i) all SEC, stock exchange or National Association of Securities Dealers, Inc. registrations and filing fees, (ii) all fees and expenses incurred in connection with compliance with state securities or blue sky laws (including reasonable fees and disbursements of counsel for any Underwriters or Holders in connection with blue sky qualification of any Exchange Securities or Registrable Securities), (iii) all expenses of any Persons in preparing or assisting in preparing, word processing, printing and distributing any Registration Statement, Prospectus, or Free Writing Prospectus and any amendments or supplements thereto, any underwriting agreements, securities sales agreements or other similar agreements and any other documents relating to the performance of and compliance with this Agreement, (iv) all rating agency fees, (v) all fees and disbursements relating to the qualification of the Indenture under applicable securities laws, (vi) the fees and disbursements of the Trustee and its counsel, (vii) the fees and disbursements of counsel for the Company and the Guarantor and, in the case of a Shelf Registration Statement, the reasonable fees and disbursements of one counsel for the Holders (which counsel shall be selected by the Majority Holders and which counsel may also be counsel for the Initial Purchasers) and (viii) the fees and disbursements of the independent public accountants of the Company, including the expenses of any special audits or “comfort” letters required by or incident to the performance of and compliance with this Agreement, but excluding fees and expenses of counsel to the Underwriters (other than fees and expenses set forth in clause (ii) above) or the Holders and underwriting discounts and commissions, brokerage commissions and transfer taxes, if any, relating to the sale or disposition of Registrable Securities by a Holder.
     “Registration Statement” shall mean any registration statement of the Company and the Guarantor that covers any of the Exchange Securities or Registrable Securities pursuant to the provisions of this Agreement and all amendments and supplements to any such registration statement, including post-effective amendments, in each case, including the Prospectus contained therein or deemed a part thereof, all exhibits thereto and any document incorporated by reference therein.
     “SEC” shall mean the United States Securities and Exchange Commission.
     “Securities” means $600,000,000 of 5.95% Senior Notes due 2012, $600,000,000 of 6.35% Senior Notes due 2017, and $300,000,000 of 6.80% Senior Notes due 2037 of the Company to be issued pursuant to the Indenture. Each Security or Exchange Security is entitled to the benefit of the guarantee provided for in the Indenture (the “Guarantee”) and, unless the context otherwise requires, any reference herein to a “Security,” an “Exchange Security” or a “Registrable Security” shall include a reference to the related Guarantee.
     “Securities Act” shall mean the Securities Act of 1933, as amended from time to time.
     “Shelf Effectiveness Period” shall have the meaning set forth in Section 2(b) hereof.

     “Shelf Registration” shall mean a registration effected pursuant to Section 2(b) hereof.
     “Shelf Registration Statement” shall mean a shelf registration statement of the Company and the Guarantor that covers all or a portion of the Registrable Securities (but no other securities, unless approved by a majority of the Holders whose Registrable Securities are to be covered by such Shelf Registration Statement) on an appropriate form under Rule 415 under the Securities Act, or any similar rule that may be adopted by the SEC, and all amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein or deemed a part thereof, all exhibits thereto and any document incorporated by reference therein.
     “Staff” shall mean the staff of the SEC.
     “Trust Indenture Act” shall mean the Trust Indenture Act of 1939, as amended from time to time.
     “Trustee” shall mean the trustee with respect to the Securities under the Indenture.
     “Underwriter” shall have the meaning set forth in Section 3(e) hereof.
     “Underwritten Offering” shall mean an offering in which Registrable Securities are sold to an Underwriter for reoffering to the public.
     2. Registration under the Securities Act.
     (a) To the extent not prohibited by any applicable law or applicable interpretations of the Staff, the Company and the Guarantor shall (1) cause to be filed within 150 days after the date hereof an Exchange Offer Registration Statement covering an offer to the Holders to exchange all the Registrable Securities for Exchange Securities and (2) use its reasonable best efforts to cause such Registration Statement to be declared effective within 180 days after the date hereof. The Company shall commence the Exchange Offer promptly after the Exchange Offer Registration Statement is declared effective by the SEC and use its reasonable best efforts to complete the Exchange Offer not later than 210 days after the date hereof.
     The Company shall commence the Exchange Offer by mailing the related Prospectus, appropriate letters of transmittal and other accompanying documents to each Holder stating, in addition to such other disclosures as are required by applicable law, substantially the following:

(i)	that the Exchange Offer is being made pursuant to this Agreement and that all Registrable Securities validly tendered and not properly withdrawn will be accepted for exchange;

(ii)	the dates of acceptance for exchange (which shall be a period of at least 20 Business Days from the date such notice is mailed) (the “Exchange Dates”);

(iii)	that any Registrable Security not validly tendered will remain outstanding and continue to accrue interest but will not retain any rights under this Agreement, except as otherwise specified herein;

(iv)	that any Holder electing to have a Registrable Security exchanged pursuant to the Exchange Offer will be required to (A) surrender such Registrable Security, together with the appropriate letters of transmittal, to the institution, at the address and in the manner specified in the notice, or (B) effect such exchange otherwise in compliance with the applicable procedures of the depositary for such Registrable Security, in each case prior to the close of business on the last Exchange Date; and

(v)	that any Holder will be entitled to withdraw its election, not later than the close of business on the last Exchange Date, by (A) sending to the institution, at the address specified in the notice, a telegram, telex, facsimile transmission or letter setting forth the name of such Holder, the principal amount of Registrable Securities delivered for exchange and a statement that such Holder is withdrawing its election to have such Securities exchanged or (B) effecting such withdrawal in compliance with the applicable procedures of the depositary for the Registrable Securities.
     As a condition to participating in the Exchange Offer, a Holder will be required to represent to the Company that (i) any Exchange Securities to be received by it will be acquired in the ordinary course of its business, (ii) at the time of the commencement of the Exchange Offer, it has no arrangement or understanding with any Person to participate in the distribution (within the meaning of the Securities Act) of the Exchange Securities in violation of the provisions of the Securities Act, (iii) it is not an “affiliate” (within the meaning of Rule 405 under the Securities Act) of the Company and (iv) if such Holder is a broker-dealer that will receive Exchange Securities for its own account in exchange for Registrable Securities that were acquired as a result of market-making or other trading activities, then such Holder will deliver a Prospectus (or, to the extent permitted by law, make available a Prospectus to purchasers) in connection with any resale of such Exchange Securities.
     As soon as practicable after the last Exchange Date, the Company shall:

(i)	accept for exchange Registrable Securities or portions thereof validly tendered and not properly withdrawn pursuant to the Exchange Offer; and

(ii)	deliver, or cause to be delivered, to the Trustee for cancellation all Registrable Securities or portions thereof so accepted for exchange by the Company and issue, and cause the Trustee to promptly authenticate and deliver to each Holder, Exchange Securities equal in principal amount to the principal amount of the Registrable Securities tendered by such Holder.
     The Company shall use its reasonable best efforts to complete the Exchange Offer as provided above and shall comply in all material respects with the applicable requirements of the Securities Act, the Exchange Act and other applicable laws and regulations in connection with the Exchange Offer. The Exchange Offer shall not be subject to any conditions, other than that the Exchange Offer does not violate any applicable law or applicable interpretations of the Staff.
     (b) In the event that (i) the Company determines that the Exchange Offer Registration provided for in Section 2(a) above is not available or the Exchange Offer may not be completed as soon as practicable after the last Exchange Date because it would violate any applicable law or applicable interpretations of the Staff, (ii) the Exchange Offer is not for any other reason consummated within 210 days of the date hereof, (iii) in the case of any Holder that participates in the Exchange Offer, such Holder does not receive Exchange Securities on the date of the exchange that may be sold without restriction under state and federal securities laws (other than due solely to the status of such Holder as an affiliate of the Company within the meaning of the Securities Act or as a broker-dealer) or (iv) the Company so elects, the Company shall (1) promptly deliver to the Holders written notice of such event and (2) at the Company’s sole expense, (a) file, as promptly as practicable (but in no event more than 30 days after so required hereby), a Shelf Registration Statement providing for the sale of all the Registrable Securities by the Holders thereof and (b) use the Company’s and the Guarantor’s reasonable best efforts to cause the Shelf Registration Statement to be declared effective under the Securities Act.
     The Company and the Guarantor agree to use reasonable best efforts to keep the Shelf Registration Statement continuously effective until the expiration of the period referred to in Rule 144(k) (or any similar rule then in force, but not Rule 144A) under the Securities Act, with respect to the Registrable Securities, or such shorter period that will terminate when all the Registrable Securities covered by the Shelf Registration Statement have been sold pursuant to the Shelf Registration Statement (the “Shelf Effectiveness Period”). The Company and the Guarantor further agree to supplement or amend the Shelf Registration Statement, the related Prospectus and any Free Writing Prospectus, if required by the rules, regulations or instructions applicable to the registration form used by the Company for such Shelf Registration Statement or by the Securities Act or by any other rules and regulations thereunder or if reasonably requested by a Holder of Registrable Securities with respect to information relating to such Holder, and to use its reasonable best efforts to cause any such amendment to become effective, if required, and such Shelf Registration Statement, Prospectus or Free Writing Prospectus, as the case may be, to become usable as soon as thereafter practicable. The Company agrees to furnish to the Holders of Registrable Securities copies of any such supplement or amendment promptly after its initial use or its being filed with the SEC.
     (c) The Company shall pay all Registration Expenses in connection with any registration pursuant to Section 2(a) or Section 2(b) hereof. Each Holder shall pay all underwriting discounts and commissions, brokerage commissions and transfer taxes, if any, relating to the sale or disposition of such Holder’s Registrable Securities pursuant to the Shelf Registration Statement.
     (d) An Exchange Offer Registration Statement pursuant to Section 2(a) hereof will not be deemed to have become effective unless it has been declared effective by the SEC. A Shelf Registration Statement pursuant to Section 2(b) hereof will not be deemed to have become effective unless it has been declared effective by the SEC or is automatically effective upon filing with the SEC as provided in Rule 462 under the Securities Act.
     If: (i) neither the Exchange Offer Registration Statement nor the Shelf Registration Statement is filed with the SEC on or before the 150th day following the date hereof, (ii) no Shelf Registration Statement has been filed and the Exchange Offer Registration Statement is not declared effective on or before the 180th day following the date hereof, or (iii) the Exchange Offer is not consummated and the Shelf Registration Statement is not declared effective on or before the 210th day following the date hereof (each such event referred to in clauses (i) through (iii), a “Registration Default”), then a special interest premium will accrue in respect of the Securities from and including the next calendar day following each of (a) the 150 day period, in the case of clause (i) above, (b) the 180 day period, in the case of clause (ii) above, and (c) the 210 day period, in the case of clause (iii) above, in each case, at a rate equal to 0.25% per annum (the “Special Interest Premium”) until all Registration Defaults have been cured (on the date of which, the interest rate will be reduced to the original interest rate for the Registrable Securities). The accrued Special Interest Premium shall be paid to the Holders by the Company by wire transfer of immediately available funds or by federal funds check on the dates that interest payments are made as provided in the Indenture. If the Exchange Offer Registration Statement is not declared effective on or before the 180th day following the date hereof, and the Company requests Holders of the Registrable Securities to provide the information called for hereby for inclusion in the Shelf Registration Statement, the Registrable Securities owned by Holders who do not deliver such information to the

Company when required hereby will not be entitled to any such increase in the interest rate for any day after the filing of such Shelf Registration Statement.
     If the Shelf Registration Statement, if required hereby, has become effective and thereafter either (A) ceases to be effective or (B) the Prospectus contained therein ceases to be usable, in each case whether or not permitted by this Agreement, at any time during the Shelf Effectiveness Period, and such failure to remain effective or usable exists for more than 90 days (whether or not consecutive) in any 12-month period, then the interest rate on the Registrable Securities will be increased by the Special Interest Premium, commencing on the 91st day and for each day thereafter (whether or not consecutive) in such 12-month period, and such increase in the interest rate shall cease accruing on (i) the date that the Shelf Registration Statement again becomes effective or the Prospectus again becomes usable, (ii) the date that is the second anniversary of the date hereof or the issuance of any fungible additional notes (or, if Rule 144(k) is amended to provide a shorter restrictive period, such shorter period) or (iii) the date as of which all of the Registrable Securities are sold pursuant to the Shelf Registration Statement.
     (e) Without limiting the remedies available to the Initial Purchasers and the Holders, the Company and the Guarantor acknowledge that any failure by either of them to comply with its obligations under Section 2(a) and Section 2(b) hereof may result in material irreparable injury to the Initial Purchasers or the Holders for which there is no adequate remedy at law, that it may not be possible to measure damages for such injuries precisely and that, in the event of any such failure, the Initial Purchasers or any Holder may seek to obtain such relief as may be required to specifically enforce the obligations of the Company or the Guarantor under Section 2(a) and Section 2(b) hereof.
     3. Registration Procedures.
     (a) In connection with its obligations pursuant to Section 2(a) and Section 2(b) hereof, the Company and the Guarantor shall:
     (i) prepare and file with the SEC a Registration Statement on the appropriate form under the Securities Act, which form (x) shall be selected by the Company, (y) shall, in the case of a Shelf Registration, be available for the sale of the Registrable Securities by the Holders thereof and (z) shall comply as to form in all material respects with the requirements of the applicable form and include all financial statements required by the SEC to be filed therewith; and use its reasonable best efforts to cause such Registration Statement to become effective and remain effective for the applicable period in accordance with Section 2 hereof;
     (ii) prepare and file with the SEC such amendments and post-effective amendments to each Registration Statement as may be necessary to keep such

Registration Statement effective for the applicable period in accordance with Section 2 hereof and cause each Prospectus to be supplemented by any required prospectus supplement and, as so supplemented, to be filed pursuant to Rule 424 under the Securities Act; and keep each Prospectus current during the period described in Section 4(3) hereof and Rule 174 under the Securities Act that is applicable to transactions by brokers or dealers with respect to the Registrable Securities or Exchange Securities;
     (iii) to the extent any Free Writing Prospectus is used, file with the SEC any Free Writing Prospectus that is required to be filed by the Company or the Guarantor with the SEC in accordance with the Securities Act and to retain any Free Writing Prospectus not required to be filed;
     (iv) in the case of a Shelf Registration, furnish to each Holder of Registrable Securities, to counsel for the Initial Purchasers, to counsel for such Holders and to each Underwriter of an Underwritten Offering of Registrable Securities, if any, without charge, as many copies of each Prospectus, preliminary prospectus or Free Writing Prospectus, and any amendment or supplement thereto, as such Holder, counsel or Underwriter may reasonably request in order to facilitate the sale or other disposition of the Registrable Securities thereunder; and the Company and the Guarantor consent to the use of such Prospectus, preliminary prospectus or Free Writing Prospectus and any amendment or supplement thereto, in accordance with applicable law, by each of the Holders of Registrable Securities and any such Underwriters in connection with the offering and sale of the Registrable Securities covered by and in the manner described in such Prospectus, preliminary prospectus or Free Writing Prospectus and any amendment or supplement thereto, in accordance with applicable law;
     (v) use its reasonable best efforts to register or qualify the Registrable Securities under all applicable state securities or blue sky laws of such jurisdictions as any Holder of Registrable Securities covered by a Registration Statement shall reasonably request in writing by the time the applicable Registration Statement becomes effective; cooperate with such Holders in connection with any filings required to be made with the National Association of Securities Dealers, Inc. or other governmental agencies or authorities; and do any and all other acts and things that may be reasonably necessary or advisable to enable each Holder to complete the disposition in each such jurisdiction of the Registrable Securities owned by such Holder; provided that neither the Company nor the Guarantor shall be required to (1) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (2) file any general consent to service of process in any such jurisdiction or (3) subject itself to taxation in any such jurisdiction if it is not otherwise so subject;

     (vi) notify counsel for the Initial Purchasers and, in the case of a Shelf Registration, notify each Holder of Registrable Securities and counsel for such Holders promptly and, if requested by any such Holder or counsel, confirm in writing (1) when a Registration Statement has become effective, when any post-effective amendment thereto has been filed and becomes effective, when any Free Writing Prospectus has been filed or any amendment or supplement to the Prospectus or any Free Writing Prospectus has been filed, (2) any request by the SEC or any state securities authority for amendments and supplements to a Registration Statement, Prospectus or any Free Writing Prospectus or for additional information relating to the Registration Statement after the Registration Statement has become effective, (3) the issuance by the SEC or any state securities authority of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose, including (A) the receipt by the Company or the Guarantor of any notice of objection of the SEC to the use of a Shelf Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act or (B) suspension of a qualification or exemption from qualification of the Registrable Securities under state securities or Blue Sky laws, (4) if, between the applicable effective date of a Shelf Registration Statement and the closing of any sale of Registrable Securities covered thereby, the representations and warranties of the Company or the Guarantor contained in any underwriting agreement, securities sales agreement or other similar agreement, if any, relating to an offering of such Registrable Securities, cease to be true and correct in all material respects or if the Company or the Guarantor receives any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation of any proceeding for such purpose, (5) the happening of any event during the period a Registration Statement is effective that makes any statement made in such Registration Statement, the related Prospectus or any Free Writing Prospectus untrue in any material respect or that requires the making of any changes in such Registration Statement, Prospectus or Free Writing Prospectus in order to make the statements therein not misleading and (6) any determination by the Company or the Guarantor that a post-effective amendment to a Registration Statement or any amendment or supplement to the Prospectus or any Free Writing Prospectus would be appropriate;
     (vii) use their reasonable best efforts to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement or, in the case of a Shelf Registration, the resolution of any objection of the SEC pursuant to Rule 401(g)(2), including by filing an amendment to such Shelf Registration Statement on the proper form, at the earliest possible time and provide prompt notice to each Holder of the withdrawal of any such order or such resolution;
     (viii) use their reasonable best efforts to cause the Registrable Securities covered by the Registration Statement to be rated with the appropriate rating agencies, if so requested by the Holders of a majority in aggregate principal amount of the Securities covered thereby or the Underwriter(s) in connection with such sale, if any, unless such Registrable Securities are already so rated;
     (ix) furnish to each Holder of Registrable Securities, upon request, without charge, at least one conformed copy of each Registration Statement and any post-effective amendment thereto (without any documents incorporated therein by reference or exhibits thereto, unless requested);
     (x) comply with all applicable rules and regulations of the SEC and provide promptly to each Holder, upon reasonable request, each document filed with the SEC pursuant to the requirements of the Exchange Act;
     (xi) cooperate with the Holders of Registrable Securities to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold, and free of any restrictive legends, and enable such Registrable Securities to be issued in such denominations and registered in such names (consistent with the provisions of the Indenture) as such Holders may reasonably request at least one Business Day prior to the closing of any sale of Registrable Securities;
     (xii) in the case of a Shelf Registration, upon the occurrence of any event contemplated by Section 3(a)(vi)(5) hereof, use their reasonable best efforts to prepare and file with the SEC a supplement or post-effective amendment to such Shelf Registration Statement, the related Prospectus or any Free Writing Prospectus or any document incorporated therein by reference or to file any other required document so that, as thereafter delivered (or, to the extent permitted by law, made available) to purchasers of the Registrable Securities, such Prospectus or Free Writing Prospectus, as the case may be, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and the Company shall notify the Holders of Registrable Securities to suspend use of the Prospectus or any Free Writing Prospectus as promptly as practicable after the occurrence of such an event, and such Holders hereby agree to suspend use of the Prospectus or any Free Writing Prospectus, as the case may be, until the Company has amended or supplemented the Prospectus or the Free Writing Prospectus, as the case may be, to correct such misstatement or omission;
     (xiii) a reasonable time, but at least three Business Days, prior to the filing of any Registration Statement, Prospectus, Free Writing Prospectus, amendment to a Registration Statement or amendment or supplement to a Prospectus or a Free Writing Prospectus after initial filing of a Registration Statement, provide copies of such document to the Initial Purchasers and its counsel and make such of the representatives of the Company or the Guarantor, as shall be reasonably requested by the Initial Purchasers or their counsel, available for discussion of such document; and the Company and the Guarantor shall not, at any time after the initial filing of a Registration Statement, use or file any Prospectus, Free Writing Prospectus, or amendment of or supplement to a Registration Statement, Prospectus or Free Writing Prospectus of which the Initial Purchasers and their counsel shall not have previously been advised and furnished a copy or to which the Initial Purchasers or their counsel shall reasonably object;
     (xiv) obtain a CUSIP number for all Exchange Securities or Registrable Securities, as the case may be, not later than the initial effective date of a Registration Statement;
     (xv) cause the Indenture to be qualified under the Trust Indenture Act, in connection with the registration of the Exchange Securities or Registrable Securities, as the case may be; cooperate with the Trustee and the Holders to effect such changes to the Indenture as may be required for the Indenture to be so qualified in accordance with the terms of the Trust Indenture Act; and execute, and use its reasonable best efforts to cause the Trustee to execute, all documents as may be required to effect such changes and all other forms and documents required to be filed with the SEC to enable the Indenture to be so qualified in a timely manner;
     (xvi) in the case of a Shelf Registration, make available for inspection by any Underwriter participating in any disposition pursuant to such Shelf Registration Statement, any attorneys and accountants designated by Holders of a majority in aggregate principal amount of the Registrable Securities to be included in such Shelf Registration and any attorneys and accountants designated by such Underwriter, at reasonable times and in a reasonable manner, all pertinent financial and other records, documents and properties of the Guarantor, the Company and its subsidiaries, and cause the officers, directors and employees of the Guarantor and the Company to supply all information reasonably requested by any such Underwriter, attorney or accountant in connection with a Shelf Registration Statement; provided that if any such information is identified by the Company as being confidential or proprietary, each Person receiving such information shall take such actions as are reasonably necessary to protect the confidentiality of such information to the extent such action is otherwise not inconsistent with, an impairment of or in derogation of the rights and interests of any Holder or Underwriter;
     (xvii) if reasonably requested by any Holder of Registrable Securities covered by a Shelf Registration Statement, promptly include in a Prospectus supplement or post-effective amendment such information with respect to such Holder as such Holder reasonably requests to be included therein and make all required filings of such Prospectus supplement or such post-effective amendment as soon as practicable thereafter; and

     (xviii) in the case of a Shelf Registration, enter into such customary agreements and take all such other actions in connection therewith (including those reasonably requested by the Holders of a majority in principal amount of the Registrable Securities covered by the Shelf Registration Statement) in order to expedite or facilitate the disposition of such Registrable Securities, including, but not limited to, an Underwritten Offering and in such connection, (1) to the extent possible, make such representations and warranties to the Holders and any Underwriters of such Registrable Securities, with respect to the business of the Company, the Guarantor and its subsidiaries and with respect to the Registration Statement, Prospectus, any Free Writing Prospectus and documents incorporated by reference or deemed incorporated by reference, if any, in each case, in form, substance and scope as are customarily made by issuers to underwriters in underwritten offerings and confirm the same if and when requested, (2) obtain opinions of counsel to the Company and the Guarantor (which counsel and opinions, in form, scope and substance, shall be reasonably satisfactory to the Holders and such Underwriters and their respective counsel), addressed to each selling Holder and Underwriter of Registrable Securities, covering the matters customarily covered in opinions requested in underwritten offerings, (3) obtain “comfort” letters from the independent certified public accountants of the Company and the Guarantor (and, if necessary, any other certified public accountant of any subsidiary of the Company or of any business acquired by the Company or the Guarantor for which financial statements and financial data are or are required to be included in the Registration Statement), addressed to each selling Holder (to the extent permitted by applicable professional standards) and Underwriter of Registrable Securities, such letters to be in customary form and covering matters of the type customarily covered in “comfort” letters in connection with underwritten offerings, including, but not limited to, financial information contained in any preliminary prospectus, Prospectus or Free Writing Prospectus, (4) deliver such documents and certificates, as may be reasonably requested by the Holders of a majority in principal amount of the Registrable Securities being sold or the Underwriters, and which are customarily delivered in underwritten offerings, to evidence the continued validity of the representations and warranties of the Company and/or Guarantor made pursuant to clause (1) above and to evidence compliance with any customary conditions contained in an underwriting agreement, (5) cause the Registrable Securities covered by the Registration Statement to be listed on each securities exchange on which similar securities issued by the Company or the Guarantor are then listed, if requested by the Holders of a majority in aggregate principal amount of the Securities or the managing Underwriter(s), if any, and (6) incorporate by reference or otherwise in the underwriting agreement, if any, the indemnification provisions of Section 5 hereof with respect to the parties to be indemnified pursuant to said Section.
     (b) In the case of a Shelf Registration Statement, the Company may require each Holder of Registrable Securities to furnish to the Company such information regarding such Holder and the proposed disposition by such Holder of such Registrable Securities as the Company may from time to time reasonably request in writing.
     (c) In the case of a Shelf Registration Statement, each Holder of Registrable Securities covered in such Shelf Registration Statement agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3(a)(vi)(3) or 3(a)(vi)(5) hereof, such Holder will forthwith discontinue disposition of Registrable Securities pursuant to the Shelf Registration Statement until such Holder’s receipt of the copies of the supplemented or amended Prospectus and any Free Writing Prospectus contemplated by Section 3(a)(x) hereof, and, if so directed by the Company, such Holder will deliver to the Company all copies in its possession, other than permanent file copies then in such Holder’s possession, of the Prospectus and any Free Writing Prospectus covering such Registrable Securities that is current at the time of receipt of such notice.
     (d) If the Company shall give any notice to suspend the disposition of Registrable Securities pursuant to a Registration Statement, the Company shall extend the period during which such Registration Statement shall be maintained effective pursuant to this Agreement by the number of days during the period, from and including the date of the giving of such notice to and including the date when the Holders of such Registrable Securities shall have received copies of the supplemented or amended Prospectus or any Free Writing Prospectus necessary to resume such dispositions. The Company may give any such notice only four times during any 365-day period and any such suspensions shall not exceed an aggregate of 120 days during any 365-day period.
     (e) The Holders of Registrable Securities covered by a Shelf Registration Statement, who desire to do so, may sell such Registrable Securities in an Underwritten Offering. In any such Underwritten Offering, the investment bank or investment banks and manager or managers (each an “Underwriter”) that will administer the offering will be selected by the Holders of a majority in principal amount of the Registrable Securities included in such offering.
     4. Participation of Broker-Dealers in Exchange Offer.
     (a) Certain broker-dealers may receive Exchange Securities for their own account in the Exchange Offer in exchange for Securities that were acquired by such broker-dealer as a result of market-making or other trading activities (a “Participating Broker-Dealer”). Such broker-dealers may be deemed to be “underwriters” within the meaning of the Securities Act and may be required to deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Securities.

     The Company and the Guarantor understand that it is the Staff’s position that if the Prospectus contained in the Exchange Offer Registration Statement includes a plan of distribution containing a statement to the above effect and a means by which Participating Broker-Dealers may resell the Exchange Securities, without naming the Participating Broker-Dealers or specifying the amount of Exchange Securities owned by them, such Prospectus may be delivered by Participating Broker-Dealers (or, to the extent permitted by law, made available to purchasers) to satisfy their prospectus delivery obligation under the Securities Act in connection with resales of Exchange Securities for their own accounts, other than a resale of an unsold allotment from the original sale thereof, so long as the Prospectus otherwise meets the requirements of the Securities Act.
     (b) In light of Section 4(a) above, and notwithstanding the other provisions of this Agreement, to the extent required by the applicable rules of the SEC, the Company and the Guarantor agree to amend or supplement the Prospectus contained in the Exchange Offer Registration Statement for a period of not less than 90 days after the last Exchange Date (as such period may be extended pursuant to Section 3(d) of this Agreement), in order to expedite or facilitate the disposition of any Exchange Securities by Participating Broker-Dealers, consistent with the positions of the Staff recited in Section 4(a) above. The Company and the Guarantor further agree that Participating Broker-Dealers shall be authorized to deliver such Prospectus (or, to the extent permitted by law, make available) during such period in connection with the resales contemplated by this Section 4.
     (c) The Initial Purchasers shall have no liability to the Company, the Guarantor, or any Holder with respect to any request that they may make pursuant to Section 4(b) above.
     5. Indemnification and Contribution.
     (a) The Company and the Guarantor, jointly and severally, agree to indemnify and hold harmless each Initial Purchaser and each Holder, their respective affiliates, directors and officers and each Person, if any, who controls such Initial Purchaser or any Holder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, (1) any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or amendment or supplement thereto or any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading, or (2) any untrue statement or alleged untrue statement of a material fact contained in any Prospectus, any Free Writing Prospectus or any “issuer information” (“Issuer Information”) filed or required to be filed pursuant to Rule 433(d) under the Securities Act, or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Initial Purchaser or information relating to any Holder furnished to the Company in writing through any Initial Purchaser or any selling Holder, respectively, expressly for use therein. In connection with any Underwritten Offering permitted by Section 3, the Company and the Guarantor will also indemnify the Underwriters, if any, participating in the distribution, their respective affiliates and each Person who controls such Persons (within the meaning of the Securities Act and the Exchange Act), to the same extent as provided above with respect to the indemnification of the Holders, if requested in connection with any Registration Statement, Prospectus, Free Writing Prospectus or Issuer Information.
     (b) Each Holder agrees, severally and not jointly, to indemnify and hold harmless the Company, the Guarantor, the Initial Purchasers and the other selling Holders, the directors of each of the Company and the Guarantor, each officer of the Company or the Guarantor who signed the Registration Statement and each Person, if any, who controls the Company or the Guarantor, any Initial Purchaser and any other selling Holder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Holder furnished to the Company in writing by such Holder expressly for use in any Registration Statement, Prospectus or Free Writing Prospectus, or any amendment or supplement thereto.
     (c) If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any Person in respect of which indemnification may be sought pursuant to either paragraph (a) or (b) above, such Person (the “Indemnified Person”) shall promptly notify the Person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under this Section 5, except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under this Section 5. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person to represent the Indemnified Person, and any others entitled to indemnification pursuant to this Section 5 that the Indemnifying Person may designate in such proceeding, and shall pay the fees and expenses of such proceeding and shall pay the fees and expenses of such counsel related to such proceeding, as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person, unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be reimbursed as they are incurred. Any such separate firm (x) for any Initial Purchaser, its affiliates, directors and officers and any control Persons of such Initial Purchaser shall be designated in writing by the Initial Purchasers, (y) for any Holder, its directors and officers and any control Persons of such Holder shall be designated in writing by the Majority Holders and (z) in all other cases, shall be designated in writing by the Company. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested that an Indemnifying Person reimburse the Indemnified Person for fees and expenses of counsel as contemplated by this paragraph, the Indemnifying Person shall be liable for any settlement of any proceeding effected without its written consent, if (i) such settlement is entered into more than 45 days after receipt by the Indemnifying Person of such request and (ii) the Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (A) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (B) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.
     (d) If the indemnification provided for in paragraphs (a) and (b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company from the offering of the Securities and the Exchange Securities, on the one hand, and by the Holders from receiving Securities or Exchange Securities registered under the Securities Act, on the other hand, or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company and/or the Guarantor, on the one hand, and the Holders, on the other, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of the Company and the Guarantor, on the one hand, and the Holders, on the other, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Guarantor or by the Holders and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.
     (e) The Company, the Guarantor and the Holders agree that it would not be just and equitable if contribution pursuant to this Section 5 were determined by pro rata allocation (even if the Holders were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with any such action or claim. Notwithstanding the provisions of this Section 5, in no event shall a Holder be required to contribute any amount in excess of the amount by which the total price at which the Securities or Exchange Securities sold by such Holder exceeds the amount of any damages that such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. The Holders’ obligations to contribute pursuant to this Section 5 are several and not joint.

     (f) The remedies provided for in this Section 5 are not exclusive and shall not limit any rights or remedies that may otherwise be available to any Indemnified Person at law or in equity.
     (g) The indemnity and contribution provisions contained in this Section 5 shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of the Initial Purchasers or any Holder or any Person controlling any Initial Purchaser or any Holder, or by or on behalf of the Company or the Guarantor or the officers or directors of or any Person controlling the Company or the Guarantor (iii) acceptance of any of the Exchange Securities and (iv) any sale of Registrable Securities pursuant to a Shelf Registration Statement.
     6.  General.
     (a) No Inconsistent Agreements. The Company and the Guarantor represent, warrant and agree that (i) the rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of any other outstanding securities issued or guaranteed by the Company or the Guarantor under any other agreement and (ii) neither the Company nor the Guarantor has entered into, and on or after the date of this Agreement will enter into, any agreement that is inconsistent with the rights granted to the Holders of Registrable Securities in this Agreement or otherwise conflicts with the provisions hereof.
     (b) Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given unless the Company has obtained the written consent of the Guarantor and of the Majority Holders affected by such amendment, modification, supplement, waiver or consent; provided that, no amendment, modification, supplement, waiver or consent to any departure from the provisions of Section 5 hereof shall be effective as against any Holder of Registrable Securities unless consented to in writing by such Holder. Any amendments, modifications, supplements, waivers or consents pursuant to this Section 6(b) shall be by a writing executed by each of the parties hereto.
     (c) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, registered first-class mail, telex, telecopier, or any courier guaranteeing overnight delivery (i) if to a Holder, at the most current address given by such Holder to the Company by means of a notice given in accordance with the provisions of this Section 6(c), which address initially is, with respect to the Initial Purchasers, the address set forth in the Purchase Agreement; (ii) if to the Company, initially at the Company’s address set forth in the Purchase Agreement and thereafter at such other address, notice of which is given in accordance with the provisions of this

Section 6(c); and (iii) to the Guarantor and such other persons, at their respective addresses as provided in the Purchase Agreement and thereafter at such other address, notice of which is given in accordance with the provisions of this Section 6(c). All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt is acknowledged, if telecopied or faxed; and on the next Business Day, if timely delivered to an air courier guaranteeing overnight delivery. Copies of all such notices, demands or other communications shall be concurrently delivered by the Person giving the same to the Trustee, at the address specified in the Indenture.
     (d) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors, assigns and transferees of each of the parties, including, without limitation and without the need for an express assignment, subsequent Holders; provided that nothing herein shall be deemed to permit any assignment, transfer or other disposition of Registrable Securities in violation of the terms of the Purchase Agreement or the Indenture. If any transferee of any Holder shall acquire Registrable Securities in any manner, whether by operation of law or otherwise, such Registrable Securities shall be held subject to all the terms of this Agreement, and by taking and holding such Registrable Securities, such Person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement and such Person shall be entitled to receive the benefits hereof. The Initial Purchasers (in their capacity as Initial Purchasers) shall have no liability or obligation to the Company or the Guarantor with respect to any failure by a Holder to comply with, or any breach by any Holder of, any of the obligations of such Holder under this Agreement.
     (e) Third Party Beneficiaries. Each Holder shall be a third party beneficiary to the agreements made hereunder between the Company and the Guarantor, on the one hand, and the Initial Purchasers, on the other hand, and shall have the right to enforce such agreements directly to the extent it deems such enforcement necessary or advisable to protect its rights or the rights of other Holders hereunder.
     (f) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.
     (g) Headings. The headings in this Agreement are for convenience of reference only, are not a part of this Agreement and shall not limit or otherwise affect the meaning hereof. As used throughout this Agreement, “including” means “including, without limitation.”

     (h) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.
     (i) Entire Agreement; Severability. This Agreement contains the entire agreement between the parties relating to the subject matter hereof and supersedes all oral statements and prior writings with respect thereto. If any term, provision, covenant or restriction contained in this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable or against public policy, the remainder of the terms, provisions, covenants and restrictions contained herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated. The Company, the Guarantor and the Initial Purchasers shall endeavor in good faith negotiations to replace the invalid, void or unenforceable provisions with valid provisions, the economic effect of which come as close as possible to that of the invalid, void or unenforceable provisions.
     (j) Submission to Jurisdiction and Waiver. By the execution and delivery of this Agreement, to the fullest extent permitted by applicable law, the Company and the Guarantor submit to the non-exclusive jurisdiction of any federal or New York State court located in the City of New York in any suit or proceeding arising out of or relating to the Securities or this Agreement. Each of the parties hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any New York state or federal court in the City of New York, or any appellate court with respect to any of the foregoing. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court. To the extent that the Company or the Guarantor has or hereafter may acquire any immunity from jurisdiction of any court (including, without limitation, any court in the United States, the State of New York, Bermuda or any political subdivision thereof) or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property or assets, this Agreement, or any other actions to enforce judgments in respect of any thereof, the Company and the Guarantor hereby irrevocably waive such immunity, and any defense based on such immunity, in respect of their respective obligations under the above-referenced documents and the transactions contemplated thereby, to the fullest extent permitted by law.
     In addition to the foregoing, each of the Company and the Guarantor hereby irrevocably designates and appoints CT Corporation System, 111 Eighth Avenue, New York, New York 10011, as their authorized agent (for purposes of this Section 6) on which any and all legal process may be served in any such action, suit or proceeding brought in the courts specified in the preceding paragraph. Each of the Company and the Guarantor agrees that service of process in respect of it upon such agent shall be deemed to be effective service of process upon it in any such action, suit or proceeding. Each of the Company and the Guarantor agrees that the failure of such agent to give notice to it of any such service shall not impair or affect the validity of such service or any judgment rendered in any such action, suit or proceeding based thereon. If for any reason such agent shall cease to be available to act as such, each of the Company and the Guarantor agrees to irrevocably appoint another such agent in New York City as its authorized agent for service of process, on the terms and for the purposes of this Section. Nothing herein shall in any way be deemed to limit the ability of the Initial Purchasers or any other person to serve any such legal process in any other manner permitted by applicable law or to obtain jurisdiction over the Company or the Guarantor or bring actions, suits or proceedings against them in such other jurisdiction, and in such matter, as may be permitted by applicable law.
[SIGNATURE PAGES FOLLOW]

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

Weatherford International, Inc.

By:	/s/ BURT M. MARTIN
Name: Burt M. Martin
Title: Senior Vice President

Weatherford International Ltd.

By:	/s/ BURT M. MARTIN
Name: Burt M. Martin
Title: Senior Vice President
Signature Page to Registration Rights Agreement

Confirmed and accepted as of the date first above written:
MORGAN STANLEY & CO. INCORPORATED

By	/s/ [Signature illegible]
Authorized Signatory

DEUTSCHE BANK SECURITIES INC.

By	/s/ [Signature illegible]
Authorized Signatory

UBS SECURITIES LLC

By	/s/ [Signature illegible]
Authorized Signatory
Signature Page to Registration Rights Agreement